Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q3 2023 Results

New York, NY – November 2, 2023 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter ended September 30, 2023.

Business Update

Uncertain and more volatile markets had an outsized effect on assets under management (“AUM”) during the third quarter of 2023, with Silvercrest concluding the quarter with Total AUM of $31.2 billion and Discretionary AUM of $20.5 billion.

Discretionary AUM, which primarily drives revenue, decreased by $1.0 billion from the second quarter. Discretionary AUM has increased by $1.1 billion or 5.7% year-over-year, since the third quarter of 2022. The firm's Total AUM has increased by $3.8 billion or 13.9% year-over-year from $27.4 billion to $31.2 billion.

Revenue increased 2.3% year-over-year for the third quarter of 2023 compared to the same period in 2022. Revenue decreased 6.2% for the nine months ended September 30, 2023. Most business metrics remain down on a year-over-year and year-to-date basis. Higher expenses during the third quarter this year negatively impacted Adjusted EBITDA1 and the Adjusted EBITDA Margin1. The year-to-date decline in revenue affected Adjusted EBITDA1, the Adjusted EBITDA Margin1and Adjusted Diluted Earnings per Share1, 2, but Silvercrest’s Adjusted EBITDA Margin1 of 26.9% and 27.3% for the three and nine months ended September 30, 2023, respectively, remains healthy for the company.

Silvercrest's pipeline of new business opportunities remain solid but have weakened since the second quarter. This is the result of slower decision-making, not lost opportunities. We attribute this to a changing and uncertain business environment, higher interest rates, and geopolitical concerns. We are focused on those new opportunities as well as investments to drive future growth in the business, including value-added hires.

On October 31, 2023, the Company’s Board of Directors declared a quarterly dividend of $0.19 per share of Class A common stock. The dividend will be paid on or about December 15, 2023 to shareholders of record as of the close of business on December 8, 2023.

Third Quarter 2023 Highlights

•
Total AUM of $31.2 billion, inclusive of discretionary AUM of $20.5 billion and non-discretionary AUM of $10.7 billion at September 30, 2023.
•
Revenue of $29.7 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $5.4 million and $3.2 million, respectively.
•
Basic and diluted net income per share of $0.34.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $8.0 million.
•
Adjusted net income1 of $5.1 million.
•
Adjusted basic and diluted earnings per share1, 2 of $0.37 and $0.36, respectively.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands except as indicated)	2023	2022	2023	2022
Revenue	$29,704	$29,042	$88,868	$94,725
Income before other income (expense), net	$6,519	$7,102	$19,788	$34,441
Net income	$5,380	$5,643	$15,825	$27,512
Net income margin	18.1%	19.4%	17.8%	29.0%
Net income attributable to Silvercrest	$3,216	$3,433	$9,505	$16,771
Net income per basic share	$0.34	$0.35	$1.01	$1.70
Net income per diluted share	$0.34	$0.35	$1.00	$1.70
Adjusted EBITDA[1]	$8,000	$8,172	$24,297	$27,585
Adjusted EBITDA Margin[1]	26.9%	28.1%	27.3%	29.1%
Adjusted net income[1]	$5,136	$5,039	$15,055	$17,489
Adjusted basic earnings per share[1,2]	$0.37	$0.35	$1.08	$1.22
Adjusted diluted earnings per share[1,2]	$0.36	$0.34	$1.05	$1.19
Assets under management at period end (billions)	$31.2	$27.4	$31.2	$27.4
Average assets under management (billions)[3]	$31.6	$28.1	$30.1	$29.9
Discretionary assets under management (billions)	$20.5	$19.4	$20.5	$19.4

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and nine months ended September 30, 2023 are based on the number of shares of Class A common stock and Class B common stock outstanding as of September 30, 2023. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $31.2 Billion

Silvercrest’s discretionary assets under management increased by $1.1 billion, or 5.7%, to $20.5 billion at September 30, 2023, from $19.4 billion at September 30, 2022. The increase was attributable to market appreciation of $1.8 billion partially offset by net client outflows of $0.7 billion. Silvercrest’s total AUM increased by $3.8 billion, or 13.9%, to $31.2 billion at September 30, 2023, from $27.4 billion at September 30, 2022. The increase was attributable to market appreciation of $2.9 billion and net client inflows of $0.9 billion.

Silvercrest’s discretionary assets under management decreased by $1.0 billion, or 4.7%, to $20.5 billion at September 30, 2023, from $21.5 billion at June 30, 2023. The decrease was attributable to market depreciation of $0.8 billion and net client outflows of $0.2 billion. Silvercrest’s total AUM decreased by $0.7 billion, or 2.2%, to $31.2 billion at September 30, 2023, from $31.9 billion at June 30, 2023. The decrease was attributable to market depreciation of $0.5 billion and net client outflows of $0.2 billion.

Third Quarter 2023 vs. Third Quarter 2022

Revenue increased by $0.7 million, or 2.3%, to $29.7 million for the three months ended September 30, 2023, from $29.0 million for the three months ended September 30, 2022. This increase was driven by an increase in the average annual management fee based on the mix of discretionary and non-discretionary assets.

Total expenses increased by $1.2 million, or 5.7%, to $23.2 million for the three months ended September 30, 2023, from $21.9 million for the three months ended September 30, 2022. Compensation and benefits expense increased by $0.4 million, or 2.6%, to $16.7 million for the three months ended September 30, 2023, from $16.3 million for the three months ended September 30, 2022. The increase was primarily attributable to an increase in salaries and benefits of $0.3 million primarily as a result of merit-based increases and newly hired staff and an increase in equity-based compensation of $0.1 million due to the granting of additional RSUs. General and administrative expenses increased by $0.8 million, or 14.6%, to $6.5 million for the three months ended September 30, 2023, from $5.7 million for the three months ended September 30, 2022. This was primarily attributable to an adjustment to the fair value of contingent consideration related to the Cortina Acquisition of ($0.3) million recorded during the three months ended September 30, 2022, increases in portfolio and system expenses of $0.2 million, travel and entertainment expenses of $0.2 million, occupancy and related costs of $0.1 million and marketing expenses of 0.1 million, partially offset by a decrease in professional fees of $0.1 million.

Consolidated net income was $5.4 million or 18.1% of revenue for the three months ended September 30, 2023, as compared to consolidated net income of $5.6 million or 19.4% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $3.2 million, or $0.34 per basic share and diluted share for the three months ended September 30, 2023. Our Adjusted Net Income1 was $5.1 million, or $0.37 per adjusted basic share and $0.36 per adjusted diluted share2 for the three months ended September 30, 2023.

Adjusted EBITDA1 was $8.0 million or 26.9% of revenue for the three months ended September 30, 2023, as compared to $8.2 million or 28.1% of revenue for the same period in the prior year.

Nine Months Ended September 30, 2023 vs. Nine Months Ended September 30, 2022

Revenue decreased by $5.8 million, or 6.2%, to $88.9 million for the nine months ended September 30, 2023, from $94.7 million for the nine months ended September 30, 2022. This decrease was driven by a decrease in the average annual management fee based on the mix of discretionary and non-discretionary assets.

Total expenses increased by $8.8 million, or 14.6%, to $69.1 million for the nine months ended September 30, 2023, from $60.3 million for the nine months ended September 30, 2022. Compensation and benefits expense decreased by $2.9 million, or 5.6%, to $50.0 million for the nine months ended September 30, 2023, from $52.9 million for the nine months ended September 30, 2022. The decrease was primarily attributable to a decrease in the accrual for bonuses of $4.3 million partially offset by an increase in salaries and benefits of $1.1 million primarily as a result of merit-based increases and newly hired staff an increase in equity-based compensation of $0.3 million due to the granting of additional RSUs. General and administrative expenses increased by $11.7 million, or 159.2%, to $19.1 million for the nine months ended September 30, 2023, from $7.4 million for the nine months ended September 30, 2022. This was primarily attributable to an adjustment to the fair value of contingent consideration related to the Cortina Acquisition of ($10.9) million recorded during the nine months ended September 30, 2022, increases in portfolio and system expenses of $0.5 million, professional fees of $0.1 million, occupancy and related costs of $0.1 million, marketing expenses of 0.1 million and depreciation and amortization expense of $0.1 million, partially offset by a decrease in sub-advisory and referrals fees of $0.1 million.

Consolidated net income was $15.8 million or 17.8% of revenue for the nine months ended September 30, 2023, as compared to consolidated net income of $27.5 million or 29.0% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $9.5 million, or $1.01 per basic share and $1.00 per diluted share for the nine months ended September 30, 2023. Our Adjusted Net Income1 was $15.1 million, or $1.08 per adjusted basic share and $1.05 per adjusted diluted share2 for the nine months ended September 30, 2023.

Adjusted EBITDA1 was $24.3 million or 27.3% of revenue for the nine months ended September 30, 2023, as compared to $27.6 million or 29.1% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $58.9 million at September 30, 2023, compared to $77.4 million at December 31, 2022. As of September 30, 2023, there was $3.6 million outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $83.6 million at September 30, 2023. We had 9,342,259 shares of Class A common stock outstanding and 4,544,804 shares of Class B common stock outstanding at September 30, 2023.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.

•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units (“RSUs”) and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on November 3, 2023, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; and our expectations with respect to deferred tax assets, adverse economic or market conditions, including the continued adverse effects of the coronavirus pandemic; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, which is accessible on the U.S. Securities and Exchange Commission's website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue
Management and advisory fees	$28,425	$27,949	$85,445	$91,500
Performance fees	—	—	—	2
Family office services	1,279	1,093	3,423	3,223
Total revenue	29,704	29,042	88,868	94,725
Expenses
Compensation and benefits	16,691	16,271	49,945	52,901
General and administrative	6,494	5,669	19,135	7,383
Total expenses	23,185	21,940	69,080	60,284
Income before other (expense) income, net	6,519	7,102	19,788	34,441
Other (expense) income, net
Other (expense) income, net	(37)	104	31	119
Interest income	376	8	421	12
Unrealized gain (loss)	—	(2)	—	(3)
Interest expense	(86)	(109)	(314)	(270)
Total other (expense) income, net	253	1	138	(142)
Income before provision for income taxes	6,772	7,103	19,926	34,299
Provision for income taxes	(1,392)	(1,460)	(4,101)	(6,787)
Net income	5,380	5,643	15,825	27,512
Less: net income attributable to non-controlling interests	(2,164)	(2,210)	(6,320)	(10,741)
Net income attributable to Silvercrest	$3,216	$3,433	$9,505	$16,771
Net income per share:
Basic	$0.34	$0.35	$1.01	$1.70
Diluted	$0.34	$0.35	$1.00	$1.70
Weighted average shares outstanding:
Basic	9,354,747	981,557	9,452,576	9,856,908
Diluted	9,378,479	9,847,131	9,478,090	9,884,255

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of non-GAAP financial measure:
Net income	$5,380	$5,643	$15,825	$27,512
Provision for income taxes	1,392	1,460	4,101	6,787
Delaware Franchise Tax	50	50	150	150
Interest expense	86	109	314	270
Interest income	(376)	(8)	(421)	(12)
Depreciation and amortization	996	977	3,012	2,904
Equity-based compensation	353	285	1,047	789
Other adjustments (A)	119	(344)	269	(10,815)
Adjusted EBITDA	$8,000	$8,172	$24,297	$27,585
Adjusted EBITDA Margin	26.9%	28.1%	27.3%	29.1%
(a)
Other adjustments consist of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Acquisition costs (a)	$—	$5	$5	$32
Severance	0	13	19	13
Other (b)	119	(362)	245	(10,860)
Total other adjustments	$119	$(344)	$269	$(10,815)
(a)
For the nine months ended September 30, 2023, represents professional fees of $5 related to the acquisition of Cortina. For the three months ended September 30, 2022, represents insurance costs of $5 related to the acquisition of Cortina. For the nine months ended September 30, 2022, represents insurance costs of $22 and professional fees of $10 related to the acquisition of Cortina.
(b)
For the three months ended September 30, 2023, represents an adjustment to the fair value of the tax receivable agreement of $40, an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, $23 related to moving costs and software implementation costs of $8. For the nine months ended September 30, 2023, represents an adjustment to the fair value of the tax receivable agreement of $40, an ASC 842 rent adjustment of $144 related to the amortization of property lease incentives, $35 related to moving costs, software implementation costs of $28 and a fair value adjustment to the Cortina contingent purchase price consideration of ($2). For the three months ended September 30, 2022, represents a fair value adjustment to the Cortina contingent purchase price consideration of ($343), an adjustment to the fair value of the tax receivable agreement of ($93), an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and expenses related to obtaining a business license of $26. For the nine months ended September 30, 2022, represents a fair value adjustment to the Cortina contingent purchase price consideration of ($10,943), an adjustment to the fair value of the tax receivable agreement of ($93), an ASC 842 rent adjustment of $144 related to the amortization of property lease incentives, expenses related to obtaining a business license of $26 and expenses related to the Coronavirus pandemic of $6.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of non-GAAP financial measure:
Net income	$5,380	$5,643	$15,825	$27,512
Consolidated GAAP Provision for income taxes	1,392	1,460	4,101	6,787
Delaware Franchise Tax	50	50	150	150
Other adjustments (A)	119	(344)	269	(10,815)
Adjusted earnings before provision for income taxes	6,941	6,809	20,345	23,634
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(1,805)	(1,770)	(5,290)	(6,145)

Adjusted net income	$5,136	$5,039	$15,055	$17,489

GAAP net income per share (B):
Basic	$0.34	$0.35	$1.01	$1.70
Diluted	$0.34	$0.35	$1.00	$1.70

Adjusted earnings per share/unit (B):
Basic	$0.37	$0.35	$1.08	$1.22
Diluted	$0.36	$0.34	$1.05	$1.19

Shares/units outstanding:
Basic Class A shares outstanding	9,342	9,627	9,342	9,627
Basic Class B shares/units outstanding	4,545	4,668	4,545	4,668
Total basic shares/units outstanding	13,887	14,295	13,887	14,295

Diluted Class A shares outstanding (C)	9,366	9,659	9,366	9,659
Diluted Class B shares/units outstanding (D)	4,956	5,041	4,956	5,041
Total diluted shares/units outstanding	14,322	14,700	14,322	14,700
(A)
See A in Exhibit 2.
(B)
GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)
Includes 23,732 and 31,974 unvested restricted stock units at September 30, 2023 and 2022, respectively.
(D)
Includes 264,037 and 120,772 unvested restricted stock units at September30, 2023 and 2022, respectively, and 147,506 and 252,904 unvested non-qualified options at September 30, 2023 and 2022, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$58,867	$77,432
Investments	146	146
Receivables, net	9,818	9,118
Due from Silvercrest Funds	1,178	577
Furniture, equipment and leasehold improvements, net	7,271	5,021
Goodwill	63,675	63,675
Operating lease assets	20,698	23,653
Finance lease assets	255	342
Intangible assets, net	19,528	21,349
Deferred tax asset—tax receivable agreement	5,525	6,915
Prepaid expenses and other assets	4,330	4,447
Total assets	$191,291	$212,675
Liabilities and Equity
Accounts payable and accrued expenses	$1,662	$1,704
Accrued compensation	24,819	39,734
Borrowings under credit facility	3,624	6,337
Operating lease liabilities	27,452	29,552
Finance lease liabilities	258	344
Deferred tax and other liabilities	9,585	9,172
Total liabilities	67,400	86,843
Commitments and Contingencies (Note 10)
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, par value $0.01, 50,000,000 shares authorized; 10,150,714 and 9,342,259 shares issued and outstanding as of September 30, 2023, respectively; 10,068,369 and 9,559,587 shares issued and outstanding as of and December 31, 2022, respectively	101	101
Class B common stock, par value $0.01, 25,000,000 shares authorized; 4,544,804 and 4,545,380 issued and outstanding, as of September 30, 2023 and December 31, 2022, respectively	44	44
Additional Paid-In Capital	54,478	53,982
Treasury Stock, at cost, 808,455 and 508,782 shares as of September 30, 2023 and December 31, 2022, respectively	(15,057)	(9,295)
Accumulated other comprehensive income (loss)	(16)	—
Retained earnings	44,057	39,761
Total Silvercrest Asset Management Group Inc.’s equity	83,607	84,593
Non-controlling interests	40,284	41,239
Total equity	123,891	125,832
Total liabilities and equity	$191,291	$212,675

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended September 30,		% Change from September 30,
	2023	2022	2022
Beginning assets under management	$31.9	$28.7	11.1%

Gross client inflows	0.6	1.1	-45.5%
Gross client outflows	(0.8)	(1.4)	-42.9%
Net client flows	(0.2)	(0.3)	100.0%

Market depreciation	(0.5)	(1.0)	-50.0%
Ending assets under management	$31.2	$27.4	13.9%

	Nine Months Ended September 30,		% Change from September 30,
	2023	2022	2022
Beginning assets under management	$28.9	$32.3	-10.5%

Gross client inflows	4.5	5.5	-18.2%
Gross client outflows	(3.5)	(5.2)	-32.7%
Net client flows	1.0	0.3	233.3%

Market appreciation/(depreciation)	1.3	(5.2)	-125.0%
Ending assets under management	$31.2	$27.4	13.9%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change from September 30,
	2023	2022	2022
Beginning assets under management	$21.5	$20.4	5.4%

Gross client inflows	0.4	0.9	-55.6%
Gross client outflows	(0.6)	(1.3)	-53.8%
Net client flows	(0.2)	(0.4)	-50.0%

Market depreciation	(0.8)	(0.6)	33.3%
Ending assets under management	$20.5	$19.4	5.7%

	Nine Months Ended September 30,		% Change from September 30,
	2023	2022	2022
Beginning assets under management	$20.9	$25.1	-16.7%

Gross client inflows	2.3	3.5	-34.3%
Gross client outflows	(3.0)	(4.9)	-38.8%
Net client flows	(0.7)	(1.4)	-50.0%

Market appreciation/(depreciation)	0.3	(4.3)	-107.0%
Ending assets under management	$20.5	$19.4	5.7%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change from September 30,
	2023	2022	2022
Beginning assets under management	$10.4	$8.3	25.3%

Gross client inflows	0.2	0.2	0.0%
Gross client outflows	(0.2)	(0.1)	100.0%
Net client flows	—	0.1	-100.0%

Market appreciation/(depreciation)	0.3	(0.4)	-175.0%
Ending assets under management	$10.7	$8.0	33.8%

	Nine Months Ended September 30,		% Change from September 30,
	2023	2022	2022
Beginning assets under management	$8.0	$7.2	11.1%

Gross client inflows	2.2	2.0	10.0%
Gross client outflows	(0.5)	(0.3)	66.7%
Net client flows	1.7	1.7	0.0%

Market appreciation/(depreciation)	1.0	(0.9)	-211.1%
Ending assets under management	$10.7	$8.0	33.8%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended September 30,
	2023	2022
Total AUM as of June 30,	$31.924	$28.686
Discretionary AUM:
Total Discretionary AUM as of June 30,	$21.500	$20.426
New client accounts/assets (1)	0.054	0.073
Closed accounts (2)	(0.015)	(0.010)
Net cash inflow/(outflow) (3)	(0.286)	(0.507)
Non-discretionary to Discretionary AUM (4)	0.008	(0.001)
Market appreciation/(depreciation)	(0.799)	(0.586)
Change to Discretionary AUM	(1.038)	(1.031)
Total Discretionary AUM at September 30,	20.462	19.395
Change to Non-Discretionary AUM (5)	0.301	(0.252)
Total AUM as of September 30,	$31.187	$27.403

	Nine Months Ended September 30,
	2023	2022
Total AUM as of January 1,	$28.905	$32.320
Discretionary AUM:
Total Discretionary AUM as of January 1,	$20.851	$25.073
New client accounts/assets (1)	0.151	0.257
Closed accounts (2)	(0.100)	(0.039)
Net cash inflow/(outflow) (3)	(0.793)	(1.633)
Non-discretionary to Discretionary AUM (4)	(0.030)	(0.004)
Market (depreciation)/appreciation	0.383	(4.259)
Change to Discretionary AUM	(0.389)	(5.678)
Total Discretionary AUM at September 30,	20.462	19.395
Change to Non-Discretionary AUM (5)	2.671	0.761
Total AUM as of September 30,	$31.187	$27.403

(1)
Represents new account flows from both new and existing client relationships.
(2)
Represents closed accounts of existing client relationships and those that terminated.
(3)
Represents periodic cash flows related to existing accounts.
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM.
(5)
Represents the net change to Non-Discretionary AUM.

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of September 30, 2023

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	12.7	9.7	7.6	10.5	9.0
Russell 1000 Value Index		14.4	11.1	6.2	7.9	7.2

Small Cap Value Composite	4/1/02	9.4	13.8	4.6	7.2	9.8
Russell 2000 Value Index		7.8	13.3	2.6	5.9	7.2

Smid Cap Value Composite	10/1/05	7.3	10.7	3.3	7.0	8.7
Russell 2500 Value Index		11.3	13.3	4.0	6.5	7.0

Multi Cap Value Composite	7/1/02	9.5	8.2	5.2	8.3	9.0
Russell 3000 Value Index		14.1	11.2	6.0	7.8	7.7

Equity Income Composite	12/1/03	9.0	9.3	4.8	8.0	10.4
Russell 3000 Value Index		14.1	11.2	6.0	7.8	7.8

Focused Value Composite	9/1/04	3.6	3.3	1.4	5.2	8.7
Russell 3000 Value Index		14.1	11.2	6.0	7.8	7.6

Small Cap Opportunity Composite	7/1/04	11.0	10.6	5.3	10.0	10.4
Russell 2000 Index		8.9	7.2	2.4	6.6	7.3

Small Cap Growth Composite	7/1/04	3.3	4.9	5.3	11.3	9.9
Russell 2000 Growth Index		9.6	1.1	1.6	6.8	7.6

Smid Cap Growth Composite	1/1/06	5.9	0.3	7.4	12.4	9.9
Russell 2500 Growth Index		10.6	1.0	4.0	8.8	8.6

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.